Kush Bottles Reports Fiscal Year End 2017 Results

Revenues Increased 129% Year-over-Year to approximately $19 million

SANTA ANA, Calif. – November 28, 2017 – Kush Bottles, Inc. (OTCQB: KSHB), a leading provider of packaging, supplies, vaporizers, accessories and branding solutions for the regulated cannabis industry, today reported financial results for its fiscal year ended August 31, 2017.

Fiscal Year End 2017 Financial Summary

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Revenue was up 129% Year-over-Year to $18.8 million; revenues included four months of sales from CMP Wellness which was acquired on May 1, 2017.

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Gross margins held steady at 33%, in line with the prior year period.

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Net income, including $943,000 in non-cash stock compensation, $301,000 in depreciation and amortization expense and $4.6 million in SG&A, was $69,000 compared to net income of $72,000 in fiscal year 2016; the increase in operating expenses stems from costs associated with the acquisition of CMP Wellness, as well as higher SG&A costs to support an expanded outside sales program.

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Working capital was $3.45 million compared to $2.03 million at August 31, 2016.

“Fiscal year 2017 was a pivotal year for the Company as we began a new and exciting chapter,” commented Nick Kovacevich, Chairman and Chief Executive Officer of Kush Bottles. “We implemented a series of growth initiatives intended to expand our product portfolio, strengthen our supply chain, increase our sales force and position Kush Bottles as the leading provider of ancillary products and solutions to the rapidly growing cannabis market. As a result of these initiatives, our sales growth steadily gained momentum throughout the year, resulting in record revenues of $18.8 million in fiscal year 2017, representing an increase of 129% compared with fiscal year 2016.

“The strong fourth quarter results were largely driven by the acquisition of CMP Wellness in May 2017, which propelled us into the fast-growing vaporizer market.  The acquisition brings significant revenue and growth opportunities in the vapor category, as well as synergies which expand our ability to grow the core packaging, supplies, and services business.  This acquisition was the latest of several initiatives implemented throughout the year to diversify our product offerings to capture additional market share in the cannabis sector. We also launched several new SKUs, expanded our unique product offering by launching the proprietary Kush Canister™ wide-mouth container, and secured a patent on the customizable feature of one of our top-selling products – the child-resistant pre-roll tube.  Along with our expanded, comprehensive line of ancillary products designed to power businesses in the cannabis space, we have also increased our ability to provide value-added services to our clientele.  We continue to educate the marketplace about compliance, working with rule makers in several states to craft sensible legislation around cannabis packaging and consumption, as well as provide branding solutions to help small and large cannabis businesses gain consumer recognition by presenting unique custom packages and designs to the marketplace.  We have made great strides to gain market share in new emerging cannabis markets such as Nevada and California, areas we expect to remain a large focus in fiscal year 2018. We continue to service the U.S. legal market, while also expanding international sales and developing a track record of working with prominent names in the sector, such as HIGH TIMES and CannaKorp™,” continued Mr. Kovacevich.

“We also made significant progress in 2017 strengthening our management team by appointing of a new CFO, a VP of Supply Chain, a VP of Sales, and launching a new robust sales structure, supported by highly efficient distribution facilities spread across three of the largest cannabis markets – California, Colorado, and Washington. Today, we believe that Kush Bottles not only has the strong leadership and financial platform necessary to achieve our vision, but we believe that we have developed an infrastructure that can scale, especially in new surging cannabis markets like Nevada and California. Our strategy for 2018 is to effectively leverage our current position to drive top line sales and achieve net income growth. When adult use sales in Nevada commenced in July 2017, we experienced a ramp in demand for our products. With California adult-use sales expected to start in early 2018, we are poised for potentially even more rapid growth and a significant scaling in our business. We are excited about this major opportunity in our home market and look forward to seeing the impact of our initiatives continue to drive growth throughout fiscal year 2018,” Mr. Kovacevich concluded.

Earnings Results Conference Call

Management will also host a conference call today, Tuesday, November 28, 2017 at 4:30 PM Eastern Time.

Participant Dial-In Numbers:

Toll-Free:   1-800-239-9838

Toll / International:   1-323-794-2551

*Participants should request the Kush Bottles Earnings Call

Investors are also invited to listen via webcast on the Kush Bottles investor section of the Company website at http://ir.kushbottles.com. Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the call will be available on the Kush Bottles investor website approximately two hours after the conference call has ended.

For more information on Kush Bottles, Inc., call: 888-920-5874, or visit: www.kushbottles.com.

To be added to the distribution list, please email ir@kushbottles.com with “Kush” in the subject line.

About Kush Bottles, Inc.

Kush Bottles, Inc. is a dynamic sales platform that provides unique products and services for both businesses and consumers in the cannabis industry. Founded in 2010 as a packaging and supplies company for dispensaries and growers, Kush Bottles has sold more than 100 million units and now regularly services more than 4,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. The company has facilities in the three largest U.S. cannabis markets and a local sales presence in every major U.S. cannabis market.

Kush Bottles aims to be the gold standard for responsible and compliant products and services in the cannabis industry. Kush Bottles has no direct involvement with the cannabis plant or any products that contain THC.

The company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc.

For more information, visit www.kushbottles.com or call (888)-920-5874.

Forward-Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on our website, at: www.kushbottles.com.

Investor Contact:

Phil Carlson / Elizabeth Barker

KCSA Strategic Communications

212-896-1233 / 212-896-1203

ir@kushbottles.com

PR Contact:

Anne Donohoe

KCSA Strategic Communications

212-896-1265

adonohoe@kcsa.com

***Tables Follow***

KUSH BOTTLES, INC
Consolidated Balance Sheets

	August 31,	August 31,
	2017	2016
ASSETS
CURRENT ASSETS
Cash	$ 916,984	$ 1,027,003
Accounts receivable, net of allowance	1,695,303	199,844
Prepaid expenses and other current assets	1,625,689	596,456
Inventory	3,754,171	1,142,458
Total Current Assets	7,992,147	2,965,761
Goodwill	34,247,344	2,376,589
Intangible assets, net	3,730,287	-
Deposits	50,235	12,220
Deferred tax asset	30,081	-
Property and equipment, net	931,763	273,597
TOTAL ASSETS	$ 46,981,857	$ 5,628,167

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,039,889	$ 369,636
Accrued expenses and other current liabilities	993,186	549,101
Contingent cash consideration	1,820,000	-
Notes payable - current portion	689,450	20,247
Total Current Liabilities	4,542,525	938,984
LONG-TERM DEBT
Deferred tax liability	1,424,173	-
Notes payable	34,513	39,307
TOTAL LIABILITIES	6,001,211	978,291

COMMITMENTS and CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 265,000,000 shares authorized,
58,607,066 and 48,300,162 shares issued and outstanding, respectively	58,607	48,300
Additional paid-in capital	41,529,283	5,278,284
Accumulated deficit	(607,244)	(676,708)
Total Stockholders' Equity	40,980,646	4,649,876
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 46,981,857	$ 5,628,167

KUSH BOTTLES, INC.
Consolidated Statements of Operations
	For the Years Ended
	August 31,
	2017	2016
REVENUE	$ 18,799,169	$ 8,215,452
COST OF GOODS SOLD	12,596,544	5,536,234

GROSS PROFIT	6,202,625	2,679,218

OPERATING EXPENSES

Depreciation and amortization	300,841	26,253
Stock compensation expense	943,125	137,887
Selling, general and administrative	4,578,300	2,430,623

Total Operating Expenses	5,822,266	2,594,763

INCOME FROM OPERATIONS	380,359	84,455

OTHER INCOME (EXPENSES)

Other income (expense)	(85,166)	7,582
Interest expense	(6,647)	(20,298)

Total Other Income (Expenses)	(91,813)	(12,716)

INCOME BEFORE INCOME TAXES	288,546	71,739

PROVISION FOR INCOME TAXES	219,082	-

NET INCOME	$ 69,464	$ 71,739

BASIC INCOME (LOSS) PER SHARE	$ 0.00	$ 0.00

DILUTED INCOME (LOSS) PER SHARE	$ 0.00	$ 0.00

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING - BASIC	52,430,070	46,911,818

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING - DILUTED	58,429,683	48,109,866